EXHIBIT 99.6

                                 PROMISSORY NOTE
                                 ---------------
PRINCIPAL AMOUNT                                               BROWARD COUNTY,
$125,000.00                                                    FLORIDA
-----------                                                    DECEMBER 23, 2003

         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to Larry Levinson or order, in the manner hereinafter specified, the principal sum of One hundred twenty-five thousand dollars ($125,000.00) without interest. The said principal shall be payable, on demand, in lawful money of the United States of America at 21073 Powerline Road, Suite 57, Boca Raton, Florida 33433, or at such place as may hereafter be designated by written notice from the holder to the Maker hereof. Payment of the principal herein shall be due in two (2) equal installments, on March 1, 2004, and April 1, 2004.

         If default be made in the payment of this Note, then the entire principal sum shall, at the option of the holder hereof, become at once due and collectible without notice, time being of the essence; and said principal sum shall bear interest from such time until paid at the annual rate of fifteen percent (15%). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Each person liable hereunder, whether maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if, after maturity of this note or default hereunder, counsel shall be employed to collect this note.

         Whenever used herein, the terms "holder", "maker" and "payee" shall be construed in the singular or plural as the context may require or admit.

                                     Maker:

                                              NOVANET MEDIA, INC.

                                     By: /s/ KENNETH OWEN
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